SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        December 18, 1996


    AMRESCO Residential Securities Corporation on behalf of:

   AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1996-5
     (Exact name of registrant as specified in its charter)






          New York            333-08687-01      133-925-682
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

c/o The Chase Manhattan Bank-
            ASPG
    450 West 33rd Street                           10001
         10th Floor                              (Zip Code)
        New York, NY

    (Address of Principal
     Executive Offices)

Registrant's telephone number, including area code (909) 605-7600

                                          No Change
  (Former name or former address, if changed since last report)

1


Item 5.   Other Events.

        Information relating to the distributions to Certificateholders for the period from December 1, 1996 to January 27, 1997 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-5 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1996-5, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Capital Markets, Inc. in its capacity as the Seller, Advanta Mortgage Corp. USA and Option One Mortgage Corporation as the Servicers, and The Chase Manhattan Bank, a New York banking corporation, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
Corporation

                          By: /s/Ronald B. Kirkland
                          Name: Ronald B. Kirkland
                          Title:    Vice President and
                               Chief Accounting Officer



Dated:  March 6, 1997